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                             SOUTHERN CROSS CABLE NETWORK
                                CAPACITY USE AGREEMENT






                            SOUTHERN CROSS CABLES LIMITED

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                                  TABLE OF CONTENTS

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
1.    DEFINITIONS AND INTERPRETATION . . . . . . . . . . . . . . . . . . . . . 1
      1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      1.2      Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . 5

2.    CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
      2.1      Condition precedent . . . . . . . . . . . . . . . . . . . . . . 5
      2.2      Condition subsequent. . . . . . . . . . . . . . . . . . . . . . 6
      2.3      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . 6

3.    READY FOR SERVICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      3.1      RFS Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      3.2      Earlier RFS for a Traffic Path. . . . . . . . . . . . . . . . . 6
      3.3      Earlier Assignment of Capacity. . . . . . . . . . . . . . . . . 6

4.    GRANT OF MIU POINTS AND IRU INTEREST . . . . . . . . . . . . . . . . . . 7
      4.1      MIU-points. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
      4.2      Assignment of Capacity. . . . . . . . . . . . . . . . . . . . . 7
      4.3      Grant of IRU in respect of Assigned Capacity. . . . . . . . . . 7
      4.4      Purchaser's obligations . . . . . . . . . . . . . . . . . . . . 8
      4.5      Assignment of Unassigned MIU points . . . . . . . . . . . . . . 8

5.    PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      5.1      Payments for Purchaser's Assigned Capacity. . . . . . . . . . . 9
      5.2      Payment of O&M Fees . . . . . . . . . . . . . . . . . . . . . . 9
      5.3      Invoicing . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      5.4      Interest on unpaid amounts. . . . . . . . . . . . . . . . . . .10
      5.5      Disputed invoices . . . . . . . . . . . . . . . . . . . . . . .10
      5.6      No deductions for withholding taxes . . . . . . . . . . . . . .10
      5.7      Other taxes . . . . . . . . . . . . . . . . . . . . . . . . . .11

6.    ADDITIONAL COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

7.    SCCL TO KEEP RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . .11
      7.1      Records . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
      7.2      Access to records . . . . . . . . . . . . . . . . . . . . . . .11
      7.3      Purchaser audit . . . . . . . . . . . . . . . . . . . . . . . .11
      7.4      Cost of audit and adjustment payments . . . . . . . . . . . . .11

8.    CHANGE IN CAPACITY AND CONFIGURATION . . . . . . . . . . . . . . . . . .12
      8.1      Notification of changes . . . . . . . . . . . . . . . . . . . .12
      8.2      Reduction of Purchaser's Assigned Capacity. . . . . . . . . . .12
      8.3      Addition of Segments, Cable Stations and Landing Parties. . . .12

9.    FORUMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
      9.1      Assignment, Routing and Restoration Forum . . . . . . . . . . .12
      9.2      Costs of external restoration . . . . . . . . . . . . . . . . .13
      9.3      Purchaser's responsibilities. . . . . . . . . . . . . . . . . .13
      9.4      O&M Forum . . . . . . . . . . . . . . . . . . . . . . . . . . .13

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10.   ACKNOWLEDGMENT AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . .13
      10.1     Representations and warranties. . . . . . . . . . . . . . . . .13
      10.2     Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . .14
      10.3     Representations and warranties by the Purchaser . . . . . . . .14

11.   LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
      11.1     Exclusion . . . . . . . . . . . . . . . . . . . . . . . . . . .15
      11.2     No warranty . . . . . . . . . . . . . . . . . . . . . . . . . .15
      11.3     Release . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
      11.4     Indemnity in respect of third party claims. . . . . . . . . . .15

12.   TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
      12.1     Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
      12.2     Termination . . . . . . . . . . . . . . . . . . . . . . . . . .16
      12.3     Termination by SCCL . . . . . . . . . . . . . . . . . . . . . .16
      12.4     Without prejudice . . . . . . . . . . . . . . . . . . . . . . .16
      12.5     Continuing obligations. . . . . . . . . . . . . . . . . . . . .16

13.   CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
      13.1     Confidential Information. . . . . . . . . . . . . . . . . . . .17
      13.2     Exceptions. . . . . . . . . . . . . . . . . . . . . . . . . . .17

14.   RESOLUTION OF DISPUTES . . . . . . . . . . . . . . . . . . . . . . . . .17

15.   RELATIONSHIP BETWEEN PARTIES . . . . . . . . . . . . . . . . . . . . . .17

16.   ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
      16.1     Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . . .18
      16.2     SCCL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

17.   WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

18.   GOVERNING LAW AND JURISDICTION . . . . . . . . . . . . . . . . . . . . .18
      18.1     Governing law . . . . . . . . . . . . . . . . . . . . . . . . .18
      18.2     Submission to jurisdiction. . . . . . . . . . . . . . . . . . .19

19.   NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
      19.1     Method of service . . . . . . . . . . . . . . . . . . . . . . .19
      19.2     Time of service . . . . . . . . . . . . . . . . . . . . . . . .19

20.   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

21.   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

22.   AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

23.   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

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                                         iii

24.   ATTORNEYS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

SCHEDULE 1 - MIU POINTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .21

SCHEDULE 2 - PAYMENT SCHEDULE. . . . . . . . . . . . . . . . . . . . . . . . .22

SCHEDULE 3 - NETWORK DESCRIPTION . . . . . . . . . . . . . . . . . . . . . . .23
      PART A - NETWORK DESCRIPTION . . . . . . . . . . . . . . . . . . . . . .23
      PART B - PHASES ONE AND TWO. . . . . . . . . . . . . . . . . . . . . . .25
      PART C - TRAFFIC PATHS . . . . . . . . . . . . . . . . . . . . . . . . .26

SCHEDULE 4 - PAYMENT TERMS . . . . . . . . . . . . . . . . . . . . . . . . . .27

SCHEDULE 5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
      PART A - CAPACITY ASSIGNMENT NOTICE. . . . . . . . . . . . . . . . . . .28
      PART B - CAPACITY ASSIGNMENT CONFIRMATION NOTICE . . . . . . . . . . . .29
      PART C - CAPACITY RESERVATION NOTICE . . . . . . . . . . . . . . . . . .30

SCHEDULE 6 - O & M COST SHARING ARRANGEMENT. . . . . . . . . . . . . . . . . .31

SCHEDULE 7 - LANDING PARTIES . . . . . . . . . . . . . . . . . . . . . . . . .34

SCHEDULE 8 - AR&R FORUM. . . . . . . . . . . . . . . . . . . . . . . . . . . .35

SCHEDULE 9 - OPERATIONS AND MAINTENANCE FORUM. . . . . . . . . . . . . . . . .36

SCHEDULE 10 - RESOLUTION OF DISPUTES . . . . . . . . . . . . . . . . . . . . .38
      1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .38
      2.     Notification of Dispute . . . . . . . . . . . . . . . . . . . . .38
      3.     Reasonable efforts to resolve Dispute . . . . . . . . . . . . . .38
      4.     Independent expert. . . . . . . . . . . . . . . . . . . . . . . .38
      5.     Procedure for mediation . . . . . . . . . . . . . . . . . . . . .39
      6.     Role of the mediator. . . . . . . . . . . . . . . . . . . . . . .39
      7.     Confidentiality and prejudice . . . . . . . . . . . . . . . . . .40
      8.     Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
      9.     Termination of dispute resolution process . . . . . . . . . . . .40
      10.    Breach of this clause . . . . . . . . . . . . . . . . . . . . . .40
      11.    Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . .40
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                                CAPACITY USE AGREEMENT

AGREEMENT dated                                                          1998

BETWEEN SOUTHERN CROSS CABLES LIMITED, a company incorporated in Bermuda of 41 Cedar Avenue, Hamilton HM12, Bermuda ('SCCL')

AND            The party specified in SCHEDULE 1 ('PURCHASER')


RECITALS

A.    SCCL is constructing, and will operate, maintain and market the Network.

B. The Purchaser wishes to obtain capacity on one or more Traffic Paths of the Network.

C. SCCL will finance part of the cost of construction of the Network by raising financial accommodation which will be secured by (among other things) the Purchaser's commitment to pay the Capacity Payments.

D. The parties have recorded in this document the terms of their agreement regarding the basis on which SCCL will grant to the Purchaser an indefeasible right of use of part of the Capacity on the Network, and will cause the Landing Party Services to be provided to the Purchaser.


AGREEMENT

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this agreement, unless the contrary intention appears, the following words have the following meanings indicated.

      'AR&R FORUM' has the meaning given in CLAUSE 9.1.

      'ASSIGNED CAPACITY' means the amount of Capacity assigned to the Purchaser on a particular Traffic Path, calculated in accordance with CLAUSE 4.2, expressed in half-MIUs and specified in a Capacity Assignment Confirmation Notice.

      'AUTHORISATIONS' means all licences, permits and approvals of any type required for the Purchaser to use the Network.

      'AVAILABLE CAPACITY' means the Capacity of a Traffic Path available for assignment by SCCL to Capacity Users at a relevant time, calculated as follows:

               AVAILABLE CAPACITY = TOTAL CAPACITY - TOTAL ASSIGNED CAPACITY

      'AVAILABLE CAPACITY NOTICE' has the meaning given in CLAUSE 4.5.

                                  [ILLEGIBLE COPY]

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                                       2

      Bermuda and New Zealand excluding Saturdays, Sundays and public holidays in that place.

      'CABLE STATION' means the facility provided by a Landing Party for the interconnection of a Traffic Path with other telecommunications networks and to connect Segments of the Network.

      'CAPACITY' means an amount of Carriage that can be conducted simultaneously on a telecommunications facility.

      'CAPACITY ASSIGNMENT NOTICE' means a notice in the form of PART A of
      SCHEDULE 5.

      'CAPACITY ASSIGNMENT CONFIRMATION NOTICE' means a notice in the form of PART B of SCHEDULE 5.

      'CAPACITY PAYMENT' means an amount specified in column 1 of SCHEDULE 2 to be made by the Purchaser in accordance with CLAUSE 5.1 on a Capacity Payment Date.

      'CAPACITY PAYMENT DATE' means a date specified in column 2 of SCHEDULE 2 on which a Capacity Payment is due.

      'CAPACITY RESERVATION NOTICE' means a notice in the form of PART C of
      SCHEDULE 5.

      'CAPACITY USER' means a person with an IRU Interest in one or more Traffic Paths.

      'CARRIAGE' means the transmitting, receiving or switching of communications by means of guided electromagnetic energy.

      'CONFIDENTIAL INFORMATION' of a party means all confidential information given or made available by that party to another party including, without limitation:

      (a) technology or intellectual property owned or licensed to the party;

      (b) industry information, plans, trade secrets, commercially sensitive information and confidential know-how; and

      (c)    financial information.

      'DISPUTE' has the meaning given in CLAUSE 14.

      'ESTIMATED O&M FEE' means, in respect of a period, the amount which SCCL reasonably estimates will be the O&M Fee for that period.

      'FINANCE DOCUMENTS' means the documents entered or to be entered into by SCCL in connection with the raising of the financial accommodation referred to in RECITAL C.

      'FIRST CAPACITY PAYMENT DATE' means the first day on which a Capacity Payment must be made in accordance with CLAUSE 5.1 set out in SCHEDULE 2.

      'FUTURE MIU-POINTS' means, at a particular time, the aggregate of all MIU-points scheduled to be granted by SCCL to a purchaser of MIU-points on dates in the future, subject to relevant payments being made by that purchaser on those dates.

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                                      3

      'HALF-MIU' means a half interest in a MIU. Two Half-MIUs are required to establish an end to end MIU.

      'INDEFEASIBLE RIGHT TO USE' means an indefeasible right to use a specified portion of the Capacity of one or more Traffic Paths but conveys no proprietary right to those Traffic Paths.

      'INTEREST RATE' means an annual rate of 6% above the rate for US dollar LIBOR for one month as quoted in THE WALL STREET JOURNAL on the first Business Day after payment is due.

      'IRU INTEREST' means the rights granted under CLAUSE 4.3 by SCCL.

      'LANDING PARTY' means each of the parties set out in SCHEDULE 7.

      'LANDING PARTY AGREEMENT' means each of the agreements between SCCL and a Landing Party relating to the provision by the Landing Party of services required (among other things) to connect segments of the Network.

      'LANDING PARTY SERVICES' means the services required by the Purchaser (among other things) for the use of the Assigned Capacity and to connect Segments of the Network provided by the Landing Party pursuant to a Landing Party Agreement.

      'MIU' means a unit of capacity mapped on to a VC12 which permits the effective use/transmission on a Traffic Path of 2.048 Mbits per second in each direction.

      'MIU-POINT' means a MIU-point granted by SCCL to a purchaser in respect of the Network. In the case of the Purchaser, its MIU Points are as specified in SCHEDULE 1.

      'MIU-POINT CONVERSION FACTOR' means the number of MIU-points required for a half-MIU on a Traffic Path as set out in, or varied in accordance with,
      SCHEDULE 1.

      'MIU-POINT HOLDER' has the meaning given in CLAUSE 4.5.

      'NETWORK' means the fibre optic submarine cable network to be developed, constructed and operated by SCCL described in detail in PART A of
      SCHEDULE 3.

      'NETWORK INTERFACE' means the digital/optical or electrical input/output ports on the digital/optical distribution frame (excluding the digital/optical or electrical distribution frame itself) where Capacity connects with other transmission facilities or equipment.

      'O&M ADJUSTMENT' has the meaning given in CLAUSE 5.2.

      'O&M COSTS' has the meaning given in SCHEDULE 6.

      'O&M FEE' for a Capacity User means the aggregate of the Capacity User's O&M Segment Costs (as determined in accordance with SCHEDULE 6).

      'O&M FORUM' has the meaning given in CLAUSE 9.4

      `O&M SEGMENT COST` has the meaning given in SCHEDULE 6.

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                                      4

      'PHASE ONE' has the meaning given in PART B of SCHEDULE 3.

      'PHASE TWO' has the meaning given in PART B of SCHEDULE 3.

      'PRE-SELF RESTORATION PERIOD' has the meaning given in CLAUSE 9.2.

      'QUARTER' means each period of three calendar months commencing on 1 January, 1 April, 1 July and 1 October during the Term of this agreement.

      'RELATED CORPORATION' means any corporation which is controlled by the Purchaser or the ultimate holding company of the Purchaser. For the purposes of this definition the Purchaser or ultimate holding company of the Purchaser will 'control' a corporation if the Purchaser or its ultimate holding company (as the case may be) controls more than 50% of the voting, legal or equitable interests in that corporation.

      'RFS DATE' has the meaning given in CLAUSE 3.

      'SEGMENT' means each of Segments and Cable Stations which comprise the Network more particularly described in PART A of SCHEDULE 3.

      'TAX' includes a tax, levy, duty or charge (and associated penalty or interest) imposed or withheld by any government, public authority, a minister of a government, a government department, a government agency or entity, a statutory corporation or authority, a semi-government, fiscal or judicial entity, tribunal or a central bank of or in any relevant jurisdiction.

      'TERM' has the meaning given in CLAUSE 12.1(a).

      'TOTAL ASSIGNED CAPACITY' means the aggregate Capacity assigned to Capacity Users on a particular Traffic Path, expressed in half-MIUs.

      'TOTAL CAPACITY' means the total current Capacity of a Traffic Path, expressed in half-MIUs.

      'TRAFFIC PATH' means connectivity on the Network between any two Network Interfaces, independent of the actual physical links used to connect those Network Interfaces, each Traffic Path being specified in
      SCHEDULE 3.

      'UNASSIGNED MIU-POINTS' means at a particular time, the number of MIU-points granted by SCCL and available for assignment by a purchaser of MIU-points, calculated in accordance with the following formula:

             UNASSIGNED MIU-POINTS = TMP - AMP

             where,

             'TMP' is the total number of MIU-points that purchaser has been granted by SCCL prior to that time; and

             'AMP' is the number of MIU-points which, prior to that time, have been the subject of a Capacity Assignment Confirmation Notice given to that purchaser.

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                                      5

1.2   INTERPRETATION

      In this agreement, headings are for ease of reference only and do not affect the meaning of this agreement and unless the contrary intention appears:

      (a) the recitals form part of this agreement, but not an operative part;

      (b) the singular includes the plural and VICE VERSA and words importing a gender include other genders;

      (c) other grammatical forms of defined words or expressions have corresponding meanings;

      (d) a reference to a clause, paragraph, schedule or attachment is a reference to a clause or paragraph of or schedule or attachment to this agreement and a reference to this agreement includes any schedules and attachments;

      (e) a reference to a document or agreement, including this agreement, includes a reference to that document or agreement as novated, altered or replaced from time to time;

      (f) a reference to 'US$', '$US', 'dollar' or '$' is a reference to the lawful currency of the United States of America;

      (g) a reference to a specific time for the performance of an obligation is a reference to that time in the state, territory, country or other place where that obligation is to be performed;

      (h) a reference to a person includes its successors and permitted assigns; and

      (i) words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies.

2.    CONDITIONS

2.1   CONDITION PRECEDENT

      This agreement (other than CLAUSES 1, 2, 13, and 15) is conditional on and will have no effect unless and until:

      (a)    each Finance Document has been executed by each party to it; and

      (b) each of the conditions precedent to drawdown under the Finance Documents (other than the provision of a drawdown notice and this agreement becoming unconditional) has been satisfied or waived.

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                                      6

2.2   CONDITION SUBSEQUENT

      The Purchaser will have no obligation to pay:

      (a) any Capacity Payments to SCCL, and SCCL will have no obligation to assign Capacity to the Purchaser, if the RFS Date does not occur by 31 March 2001; or

      (b) any Capacity Payments due after 31 March 2002 if SCCL has not notified the Purchaser that Phase Two is ready for service prior to 31 March 2002.

2.3   TERMINATION

      This agreement will terminate if each of the conditions precedent in CLAUSE 2.1 have not been satisfied or waived by each of the parties on or before 31 March 2001 (or such later date as the parties may agree in writing).

3.    READY FOR SERVICE

3.1   RFS DATE

      SCCL will notify the Purchaser in writing of the date when Phase One is ready for service ('RFS DATE').

3.2   EARLIER RFS FOR A TRAFFIC PATH

      If a particular Traffic Path is ready for service before the RFS Date, SCCL may notify the Purchaser that that Traffic Path is ready for service and permit the Purchaser to elect:

      (a) to make its first Capacity Payment in advance of the First Capacity Payment Date; and

      (b) on making that payment, to be granted that number of MIU-points specified in ITEM 2 of SCHEDULE 1 which it would have been granted if it had made its First Capacity Payment on the First Capacity Payment Date specified in SCHEDULE 2.

3.3   EARLIER ASSIGNMENT OF CAPACITY

      If the Purchaser elects to pay for and receive MIU-points in advance of the first Capacity Payment Date in accordance with CLAUSE 3.2 then the Purchaser may give to SCCL a Capacity Assignment Notice in accordance with CLAUSE 4.2 in respect of an assignment of Capacity on the Traffic Path referred to in CLAUSE 3.2.


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                                      7

4.    GRANT OF MIU-POINTS AND IRU INTEREST

4.1   MIU-POINTS

      On each Capacity Payment Date, SCCL will, subject to the Purchaser paying to SCCL the Capacity Payment payable by the Purchaser on that date, grant to the Purchaser the number of MIU-points specified in item 2 of SCHEDULE 1 in respect of that Capacity Payment Date.

4.2   ASSIGNMENT OF CAPACITY

      (a) At any time on or after the First Capacity Payment Date the Purchaser may, by giving to SCCL a Capacity Assignment Notice, request SCCL to convert all or part of the Purchaser's Unassigned MIU-points at that date into half-MIUs for assignment to one or more Traffic Paths by dividing the MIU-points the Purchaser has requested be assigned to a particular Traffic Path by the MIU-point Conversion Factor for that Traffic Path.

      (b) If the Purchaser requires Capacity for use with another Capacity User, the Purchaser must specify in the relevant Capacity Assignment Notice the other Capacity User with whom its Capacity will be matched.

      (c)    Subject to:

             (i) the request for assignment of Capacity set out in the relevant Capacity Assignment Notice not exceeding the Purchaser's Unassigned MIU-points;

             (ii) there being sufficient Available Capacity on the Traffic Path or Traffic Paths on which the Purchaser wishes to be assigned Capacity; and

             (iii) the assignment of the Capacity not being prohibited by any Regulation,


             SCCL will, within 5 Business Days of receiving the Capacity Assignment Notice:

             (A) assign to the Purchaser, on each of the Traffic Paths identified in the Capacity Assignment Notice, the Capacity requested in that notice and determined in accordance with PARAGRAPH (a) above; and

             (B) give to the Purchaser a Capacity Assignment Confirmation Notice setting out the Capacity the Purchaser has been assigned in accordance with this clause.

4.3   GRANT OF IRU IN RESPECT OF ASSIGNED CAPACITY

      Subject to this agreement, by giving to the Purchaser a Capacity Assignment Confirmation Notice in accordance with CLAUSE 4.2, SCCL grants to the Purchaser an Indefeasible Right to Use the Assigned Capacity specified in that notice and agrees to cause Landing Party Services to be provided to the Purchaser from the date of that notice until the end of the Term.

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                                      8

4.4   PURCHASER'S OBLIGATIONS

      The Purchaser must:

      (a) comply with all reasonable requests made by SCCL in relation to the Purchaser's Assigned Capacity or in relation to the Network;

      (b) relinquish the Purchaser's Assigned Capacity, at such times as SCCL may reasonably require from time to time, to permit SCCL or another person to make any tests and adjustments that may be necessary for that capacity to be provided efficiently and for the Network to be maintained in efficient working order; and

      (c) obtain and maintain all Authorisations required for it to enter into and to perform its obligations under this agreement.

4.5   ASSIGNMENT OF UNASSIGNED AND FUTURE MIU-POINTS

      Within 30 days of the date on which the aggregate of the total number of:

      (a)    Unassigned MIU-points; and

      (b)    Future MIU-points,

      held by holders of MIU-points (each a 'MIU-POINT HOLDER') equals the Available Capacity on any Traffic Path, SCCL will give to all MIU-point Holders, written notice ('AVAILABLE CAPACITY NOTICE'):

      (i) that the aggregate of the total number of Unassigned MIU-points held by MIU-point Holders and Future MIU-points equals the Available Capacity on the relevant Traffic Path; and

      (ii)   that SCCL will:

             (A) in relation to Unassigned MIU-points, assign on that Traffic Path Unassigned MIU-points held by a MIU-point Holder if such an assignment is requested by that MIU-point Holder in accordance with CLAUSE 4.2 within 30 days of the date of the Available Capacity Notice; and

             (B) in relation to Future MIU-points, reserve on that Traffic Path the amount of Capacity specified by a MIU-point Holder in a Capacity Reservation Notice delivered to SCCL within 30 days of the date of the Available Capacity Notice.

             For the purposes of CLAUSE 4.5 (ii)(B), SCCL will not reserve on a Traffic Path Capacity requested to be reserved in a Capacity Reservation Notice which exceeds the amount of Capacity determined by dividing the aggregate of the Unassigned MIU-points and Future MIU-points held by the relevant MIU-point Holder at the date of that notice by the MIU-point Conversion Factor for that Traffic Path.

5.    PAYMENT

5.1   PAYMENTS FOR PURCHASER'S ASSIGNED CAPACITY

      The Purchaser must pay to SCCL the Capacity Payments on the Capacity Payment Dates set out in SCHEDULE 2 on the terms and conditions set out in SCHEDULE 4.

5.2   PAYMENT OF O&M FEES

      (a) The Purchaser must pay to SCCL, in accordance with CLAUSE 5.3, the Estimated O&M Fee for each quarter.

      (b) An adjustment payment (the 'O&M ADJUSTMENT') will be made each quarter to reflect and appropriately compensate for any difference between:

             (i)     the O&M Fee for preceding quarters; and

             (ii) the Estimated O&M Fee paid to SCCL by the Purchaser for those preceding quarters.

      (c)    The O&M Adjustment will be made as follows:

             (i) if the O&M Fee for the preceding quarter exceeds the Estimated O&M Fee paid to SCCL by the Purchaser for the preceding quarter, the Purchaser will pay to SCCL an amount equal to the O&M Adjustment; and

             (ii) if the O&M Fee for the preceding quarter is less than the Estimated O&M Fee paid to SCCL by the Purchaser for the preceding quarter, SCCL will pay to the Purchaser an amount equal to the O&M Adjustment.

5.3   INVOICING

      (a) Promptly following the beginning of each quarter (commencing with the quarter in which the RFS Date is expected occur, or earlier, if CLAUSE 3.2 or CLAUSE 3.3 apply), SCCL will issue an invoice to the Purchaser detailing:

             (i) in respect of each Traffic Path on which the Purchaser has Assigned Capacity, the amounts (if any) payable by the Purchaser to SCCL:

                     (A) in respect of the Estimated O&M Fees for that quarter;

                     (B) under CLAUSE 5.2(c)(i) and which have not previously been included in an invoice under this CLAUSE 5.3; and

                     (C) under CLAUSE 6 and which have not previously been included in an invoice under this CLAUSE 5.3; and

             (ii)    the amount (if any) payable by SCCL to the Purchaser under

                     CLAUSE 5.2(c)(ii) and which has not previously been included in an invoice under this CLAUSE 5.3; and

             (iii) the net amount payable in respect of O&M Fees by the Purchaser to SCCL (or by SCCL to the Purchaser).

      (b) If the net amount specified in an invoice under CLAUSE 5.3(a)(iii) is payable by the Purchaser to SCCL, then the Purchaser must pay that net amount to SCCL within 30 days of the date on which the invoice was issued, in freely transferable funds, without set-off or counterclaim and free and clear of any withholding or deduction (unless and to the minimum extent required by law).

      (c) If the net amount specified in an invoice under CLAUSE 5.3(a)(iii) is payable by SCCL to the Purchaser, then SCCL must pay that net amount to the Purchaser within 30 days of the date on which the invoice was issued. SCCL must pay that amount free and clear of any withholding or deduction (unless and to the minimum extent required by law) but may set off against that amount any amount owing to it by the Purchaser on any account whatever.

5.4   INTEREST ON UNPAID AMOUNTS

      Any amount payable by either party under this agreement which is not paid when due will bear interest from the due date until the date of actual payment calculated on a daily basis at the Interest Rate. Interest under this CLAUSE 5.4 will be payable on demand.

5.5   DISPUTED INVOICES

      (a) If the Purchaser disputes the whole or any part of an amount stated to be payable by either party in an invoice provided under CLAUSE 5.3, then the Purchaser must, by the date referred to in CLAUSE 5.3(b) notify SCCL that a dispute has arisen in accordance with SCHEDULE 10.

      (b) If and to the extent that the amount disputed is subsequently found to be payable, the party obliged to pay it must pay that amount together with interest in accordance with CLAUSE 5.4, as if that amount were an overdue amount which became due on the date which is ten Business Days after the date of the invoice in which it was included.

5.6   NO DEDUCTIONS FOR WITHHOLDING TAXES

      If the Purchaser must deduct or withhold Taxes from a payment to SCCL it must:

      (a)    make those deductions or withholdings (or both); and

      (b) pay the full amount deducted or withheld as required by the relevant law; and

      (c)    give SCCL a receipt for each payment; and

      (d) increase its payment to SCCL to an amount which will result in SCCL receiving the full amount which would have been received if no deduction or withholding had been required.

5.7   OTHER TAXES

      Payments under this agreement are exclusive of any applicable value added taxes or other federal, state or local sales, use, excise, privilege, gross receipts and other similar taxes, duties, and charges imposed by any governmental authority. Such taxes duties and charges (if any) will be charged to and paid by the Purchaser in addition to the relevant payment unless the Purchaser provides SCCL with a valid tax exemption certificate or other evidence reasonably satisfactory to SCCL that the Purchaser is not subject to such taxes, duties and charges.

6.    ADDITIONAL COSTS

      The Purchaser must pay to SCCL any amount incurred by SCCL or for which SCCL may be liable in connection with the installation of any additional equipment or other costs incurred because of the use by the Purchaser, its lessees, customers or any other person associated with the Purchaser of:

      (a)    the Purchaser's Assigned Capacity; or

      (b)    any other capacity of the Network.

7.    SCCL TO KEEP RECORDS OF COSTS

7.1   RECORDS

      SCCL must keep sufficient records for five years of all O&M Costs and the additional costs incurred as described in CLAUSE 6.

7.2   ACCESS TO RECORDS

      (a) Subject to CLAUSE 7.2(b), the Purchaser is entitled on giving reasonable notice to access not more than once per year, during SCCL's normal business hours through an employee of, or consultant or adviser to, the Purchaser (at the cost of the Purchaser ) to inspect the records of SCCL referred to in CLAUSE 7.1.

      (b) Before an inspection occurs or access is permitted under CLAUSE 7.2(a), an employee of, or consultant or adviser to, the Purchaser must sign a confidentiality undertaking in favour of SCCL containing obligations substantially the same as those outlined in CLAUSE 13.

7.3   PURCHASER AUDIT

      On reasonable request from the Purchaser, SCCL will co-operate to permit an audit of the books and records relating to payments received from the Purchaser in respect of O&M Costs under this agreement. Each party must consent to the choice of the independent third party performing the audit, which consent must not be unreasonably withheld.

7.4   COST OF AUDIT AND ADJUSTMENT PAYMENTS

      If the audit shows that the Purchaser has:

      (a) paid to SCCL more than 5% over the amount determined by the audit to have been properly payable, SCCL will pay the cost of the audit; or

      (b) paid to SCCL not more than 5% over the amount determined by the audit to have been properly payable, the Purchaser will pay the cost of the audit, including the reasonable costs incurred by SCCL in complying with the audit, but in any event the parties will make any adjustment payment necessary to correct any error in the amounts invoiced.

8.    CHANGE IN CAPACITY AND CONFIGURATION

8.1   NOTIFICATION OF CHANGES

      As soon as practicable after becoming aware of any material reduction in the Capacity of any Traffic Path, SCCL must notify the Purchaser in writing of:

      (a)    the extent of the reduction; and

      (b) if the reduction is not of a permanent nature, the likely period during which the Capacity of the Traffic Path will be affected.

8.2   REDUCTION OF PURCHASER'S ASSIGNED CAPACITY

      If the Capacity of a Traffic Path is reduced as a result of physical deterioration or for other reasons below the Total Assigned Capacity of that Traffic Path, SCCL will reduce the Purchaser's Assigned Capacity for that Traffic Path in the same proportion as the Total Assigned Capacity for that Traffic Path has been reduced, rounded down to the nearest MIU.

8.3   ADDITION OF SEGMENTS, CABLE STATIONS AND LANDING PARTIES

      SCCL may, from time to time, add or vary Segments, Cable Stations, or Landing Parties. In that event, SCCL will advise the Purchaser and issue replacement schedules 3,6,7 and 9 as necessary which will, on issue, be incorporated into and form part of this agreement.

9.    FORUMS

9.1   ASSIGNMENT, ROUTING AND RESTORATION FORUM

      During the term of this agreement, SCCL will, from time to time, convene a forum at which SCCL will disseminate information and Capacity Users may discuss with SCCL matters relating to assignment, routing and, in particular, external restoration plans for the Network (`AR&R FORUM'). The protocol for the AR&R Forum is set out in SCHEDULE 8.

9.2   COSTS OF EXTERNAL RESTORATION

      (a) Subject to PARAGRAPH (b), during the period between the RFS Date and the date SCCL notifies the Purchaser that Phase Two is ready for service ('PRE-SELF RESTORATION PERIOD'), all costs incurred by SCCL in connection with the acquisition of restoration capacity will be shared by the Capacity Users which have requested the provision of restoration capacity at AR&R Forums held in accordance with SCHEDULE 8.

      (b) SCCL will, during the Pre-Self Restoration Period, apply any surplus revenue it receives from the provision of restoration capacity on the Network to other submarine cable networks after payment of all related costs, to reduce the aggregate amount payable by the Capacity Users referred to in PARAGRAPH (a) above in accordance with policies formulated in conjunction with AR&R Forums held in accordance with SCHEDULE 8.

9.3   PURCHASER'S RESPONSIBILITIES

      The Purchaser must:

      (a) promptly after it becomes aware of any material deterioration or impairment of the performance of the Network, notify SCCL of the relevant circumstances; and

      (b) on request by SCCL, conduct any test which SCCL reasonably requires,

      and SCCL may, in accordance with the procedures to be developed by the AR&R Forum, take steps to restore the performance of the Network including, without limitation, requiring the Purchaser to implement and co-operate in the implementation of those procedures.

9.4   O&M FORUM

      During the term of this agreement, SCCL will, from time to time, convene a forum at which SCCL and Capacity Users will discuss and decide certain matters relating to the operation and maintenance of the Network ('O&M FORUM'). The protocol for the O&M Forum is set out in SCHEDULE 9.

10.   ACKNOWLEDGMENT AND WARRANTIES

10.1  REPRESENTATIONS AND WARRANTIES

      Each party represents and warrants to the other that:

      (a) it is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation;

      (b) it has the corporate power to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement;

      (c) it has taken all necessary corporate action to authorise the entry into and performance of this agreement and to carry out the transactions contemplated by this agreement;

      (d)    this agreement constitutes a valid and binding obligation; and

      (e) neither the execution and performance by it of this agreement nor any transaction contemplated by this agreement will violate in any respect any provision of:

             (i)     its constituent documents; or

             (ii) any other document, agreement or other arrangement binding on it or its assets.

10.2  DISCLAIMER

      Each party acknowledges that:

      (a) it has relied on its own enquiries in respect of all matters relating to this agreement and has not relied on any representation, warranty, condition or statement made by or on behalf of the other party other than as set out in this agreement; and

      (b) any conditions or warranties which may otherwise be implied by law into this agreement are expressly excluded to the extent permitted by law,

      and each party releases the other party from all actions, claims, demands and liability (whether or not known) which it may have or claim to have, or but for this release, it might have had against the other party arising out of any representation, warranty, covenant or provision not set out or referred to in this agreement.

10.3  REPRESENTATIONS AND WARRANTIES BY THE PURCHASER

      The Purchaser represents and warrants that the exercise by the Purchaser of the IRU Interest and any equipment used by it in connection with its exercise of the IRU Interest will not:

      (a) interfere with any of the facilities comprising the Network or other capacity or facilities of other Capacity Users, Landing Parties or persons providing maintenance to the Network;

      (b)    impair privacy of any communications over those facilities;

      (c)    cause damage to plant or equipment; or

      (d) create hazards to any of the persons referred to in CLAUSE 10.3(a), any owner of the facilities comprising the Network, any of their respective employees, contractors or agents or the public generally.

11.   LIABILITY

11.1  EXCLUSION

      SCCL will not be liable to the Purchaser for any loss or damage (direct, indirect or consequential and whether in contract or tort or under statute or otherwise) which the Purchaser may suffer, incur or be liable to pay as a result, directly or indirectly, of:

      (a) any failure to provide or any interruption in the provision of Carriage or any failure in or breakdown of the Network (or any part of it) or any facilities associated with the Network;

      (b) any defect or deficiency in the quality, availability or reliability of Carriage or the Network (or any part of it) or any facilities associated with the Network; or

      (c) the failure of Carriage, the Network (or any part of it) or any facilities associated with the Network to comply with any particular technical specification,

      for whatever cause and whether or not the relevant circumstances are within the control of SCCL.

11.2  NO WARRANTY

      Without limiting CLAUSE 11.1, any express or implied warranty as to the quality, availability, reliability or other technical specification of Carriage, the Network (or any part of it) or any facilities associated with the Network is, to the extent permitted by law, excluded.

11.3  RELEASE

      The Purchaser unconditionally releases SCCL from all actions, suits, claims and demands (whether or not known) under or in connection with this agreement, any breach by SCCL of any term, condition, representation or warranty or other obligation under this agreement and the circumstances giving rise to that breach, to the extent that the Purchaser would otherwise be entitled to claim or to recover an amount in respect of which liability is excluded under this CLAUSE 11.

11.4  INDEMNITY IN RESPECT OF THIRD PARTY CLAIMS

      The Purchaser must defend and indemnify SCCL from and against all liabilities, expenses, damages, losses and costs (including legal costs on a full indemnity basis and whether incurred or awarded against a party) which are suffered or incurred by SCCL to the extent that those liabilities, expenses, damages, losses and costs arise, whether directly or indirectly, in connection with a claim or demand made, or proceedings, action or suit commenced by, a person to whom the Purchaser provides services or who, directly or indirectly, uses any of the Purchaser's Assigned Capacity on the Network.

12.   TERMINATION

12.1  TERM

      (a) This agreement commences on the date of this agreement and expires on the 15th anniversary of the RFS Date or at the end of the period by which this agreement is extended in accordance with clause 12.1(b) ('TERM').

      (b) Subject to clause 12.1(c), the Term may be extended up to five times, in each case by a period of one year, by the Purchaser giving SCCL written notice of its intention to extend not less than 3 months prior to the end of the Term.

      (c)    The Term must expire on or before the 20th anniversary of the RFS
             Date.

12.2  TERMINATION

      This agreement will be terminated:

      (a)    if SCCL notifies the Purchaser of termination under CLAUSE 12.3;
             or

      (b)    at the end of the Term.

12.3  TERMINATION BY SCCL

      SCCL may terminate this agreement with immediate effect by giving notice to the Purchaser if:

      (a) the Purchaser fails to pay any amount when due under this agreement and does not, within 15 Business Days of being requested to do so by notice from SCCL, remedy that failure;

      (b) the Purchaser materially breaches any other provision of this agreement and does not, within 15 Business Days of being requested to do so by notice from SCCL, remedy that breach where it is capable of being remedied;

      (c) the Purchaser materially breaches any provision of this agreement, which breach is not capable of being remedied;

      (d) the Purchaser disposes of the whole or a substantial part of its assets or agrees to do so; or

      (e)    an Insolvency Event occurs in relation to the Purchaser.

12.4  WITHOUT PREJUDICE

      Termination of this agreement will be without prejudice to any accrued rights or remedies of either party.

12.5  CONTINUING OBLIGATIONS

      The obligations imposed on the parties under CLAUSES 11, 13 and 14 are continuing obligations and survive termination of this agreement.

13.   CONFIDENTIALITY

13.1  CONFIDENTIAL INFORMATION

      Each party agrees in relation to the Confidential Information of the other party:

      (a)    to keep confidential the Confidential Information;

      (b) to use the Confidential Information solely for the purposes of the performance of its obligations and the exercise of its rights under this agreement; and

      (c) to disclose the Confidential Information only to those of its employees, advisors, related entities and shareholders who have a need to know (and only to the extent each has a need to know) and who are aware and agree that the Confidential Information must be kept confidential.

13.2  EXCEPTIONS

      The obligations of confidentiality under this agreement do not extend to information which (whether before or after this agreement is executed):

      (a) is disclosed to a party under this agreement, but at the time of disclosure is rightly known to that party and not subject to an obligation of confidentiality on that party;

      (b) at the time of disclosure is within the public domain or after disclosure comes into the public domain other than by a breach or breaches of any obligation under this CLAUSE 13; or

      (c) is required by law or the rules of any securities exchange to be disclosed and the party required to make the disclosure ensures that information is disclosed only to the extent required.


14.   RESOLUTION OF DISPUTES

      A party must not start court proceedings (except proceedings seeking interlocutory relief) in respect of a dispute arising out of this agreement ('DISPUTE') unless it has complied with the procedures set out in SCHEDULE 10.


15.   RELATIONSHIP BETWEEN PARTIES

      This agreement does not create a relationship of employment, agency or partnership between the parties.

16.   ASSIGNMENT

16.1  PURCHASER

      (a) The Purchaser must not assign, mortgage, charge, encumber or otherwise deal with (or purport to do so) any of its rights or obligations under this agreement without the prior written consent of SCCL, which consent may not be unreasonably withheld or delayed. For the purposes of this CLAUSE 16.1, SCCL's consent will not be unreasonably withheld or delayed if it is withheld in accordance with the Finance Documents.

      (b) Despite CLAUSE 16.1(a), the Purchaser may assign all its rights under this agreement to a Related Corporation of the Purchaser.

      (c) Any assignment will not affect the assignor's liability in relation to the performance of all the Purchaser's obligations under this agreement unless:

             (i) the assignee is a corporation of at least equivalent financial substance and technical expertise as the assignor;

             (ii) the assignee enters into a deed under which it agrees to be bound by this agreement as 'Purchaser'; and

             (iii) SCCL, in its absolute discretion, agrees in writing to release the assignor from its obligations under this agreement.

16.2  SCCL

      SCCL may assign, mortgage, charge, encumber or otherwise deal with (or purport to do so) any right or obligation under this agreement without the prior written consent of the Purchaser.


17.   WAIVER

      The failure of a party at any time to require performance of any obligation under this agreement is not a waiver of that party's right:

      (a) to insist on performance of, or claim damages for breach of, that obligation unless that party acknowledges in writing that the failure is a waiver; and

      (b) at any other time to require performance of that or any other obligation under this agreement.


18.   GOVERNING LAW AND JURISDICTION

18.1  GOVERNING LAW

      This agreement is governed by the law applicable in New Zealand.

18.2  SUBMISSION TO JURISDICTION

      Each party submits to the non-exclusive jurisdiction of the courts of New Zealand.


19.   NOTICE

19.1  METHOD OF SERVICE

      A party giving notice or notifying under this agreement must do so in writing in the English language:

      (a) directed to the recipient's address specified in this clause, as varied by any notice; and

      (b) hand delivered or sent by prepaid mail (by air, if international) or facsimile to that address, except as provided below,

      The parties' addresses and facsimile numbers are:

      Attention: Company Secretary
      Southern Cross Cables Limited
      41 Cedar Avenue, Hamilton HM12, Bermuda
      Fax: +1 441 292 8666

      Attention: Legal Department
      WorldxChange Communications
      9999 Willow Creek Road
      San Diego
      California 92131
      USA
      Fax:+1 619 452 3780

      A party may from time to time by notice to the other party vary its address for service of notices under this clause. Any notice to cure pursuant to Section 12.3 must be hand delivered.

19.2  TIME OF SERVICE

      A notice given in accordance with CLAUSE 19.1 is taken to be received:

      (a) if hand delivered, on delivery during business hours of the recipient;

      (b) if sent by prepaid mail to an address within the same country, three Business Days after the date of posting;

      (c) if sent by prepaid mail to an address within another country, ten Business Days after the date of posting;

      (d) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages of the notice unless:

             (i) within 24 hours after that transmission, the recipient informs the sender that it has not received the entire notice; or

             (ii) that message is generated at a time which is not a business day or is after 5pm (local time) in the place to which it is sent, in which case the notice will be taken to be received at 9.00am (local time) on the next following business day in the place to which it is sent.


20.   ENTIRE AGREEMENT

      This agreement including its schedules and any attachments:

      (a) constitutes the entire agreement between the parties as to its subject matter; and

      (b) in relation to that subject matter, supersedes any prior understanding or agreement between the parties and any prior condition, warranty, indemnity or representation imposed, given or made by a party.


21.   SEVERABILITY

      Any provision in this agreement which is invalid or unenforceable in any jurisdiction is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this agreement or affecting the validity or enforceability of that provision in any other jurisdiction.


22.   AMENDMENT

      This agreement may only be amended, supplemented or waived in writing signed by each party.


23.   COUNTERPARTS

      This agreement may be executed in counterparts both of which together will be taken to constitute one instrument.


24.   ATTORNEYS

      Where this agreement is executed on behalf of a party by an attorney, that attorney by executing declares and warrants that the attorney has been duly appointed and has no notice of the revocation of the power of attorney under the authority of which the attorney executes the agreement on behalf of that party.

EXECUTED as an agreement.


SIGNED for and on behalf of                      )
SOUTHERN CROSS CABLES LIMITED                    )        /s/ [ILLEGIBLE]
By   /s/ [ILLEGIBLE]                             )      --------------------
   ----------------------------                  )
Its  Director
   ----------------------------
in the presence of:


/s/ Debra Randall
-------------------------------
Signature of Witness

  Debra Randall
-------------------------------
Name of Witness

Executive Secretary
-------------------------------
Occupation

#3 Manse Rd., Bermuda
-------------------------------
Address


SIGNED for and on behalf of                      )
WORLDxCHANGE COMMUNICATIONS                      )
By   /s/ [ILLEGIBLE]                             )      --------------------
   ----------------------------                  )
Its Chief Executive Officer
   ----------------------------
in the presence of:


/s/ Desiree M. Kates
-------------------------------
Signature of Witness

Desiree M. Kates
-------------------------------
Name of Witness

Executive Assistant
-------------------------------
Occupation

9999 Willow Creek Rd  S.D. CA  92131
-------------------------------
Address

                             SCHEDULE 2 - PAYMENT SCHEDULE


    --------------------------------------------------------------------
         CAPACITY PAYMENT SCHEDULE
    --------------------------------------------------------------------
    AMOUNT OF CAPACITY PAYMENT ($US)               CAPACITY PAYMENT DATE
    --------------------------------------------------------------------
               $5,000,000                                RFS Date
    --------------------------------------------------------------------
               $2,000,000                         1st Anniversary of RFS
    --------------------------------------------------------------------
               $2,000,000                         2nd Anniversary of RFS
    --------------------------------------------------------------------
                   $0                             3rd Anniversary of RFS
    --------------------------------------------------------------------
                   $0                             4th Anniversary of RFS
    --------------------------------------------------------------------
    TOTAL: $9,000,000
    --------------------------------------------------------------------


                              SCHEDULE 4 - PAYMENT TERMS

By the 15th of June 1998, the Purchaser will deposit the sum of US$1,800,000 with a trustee mutually agreed by the Purchaser and SCCL ('Trustee');

The Trustee will place the sum on interest bearing deposit and will only disburse the sum and any interest earned thereon in accordance with the terms set out in this schedule.

On the RFS Date the Trustee will pay the US$1,800,000 plus all interest earned on that amount to SCCL which will be deemed to be a US$1,800,000 part payment of the Capacity Payment due on RFS Date.

If this agreement terminates in accordance with clause 2.3 or if the RFS Date does not occur by 31 March 2001, the Trustee will return the deposit and all interest earned thereon to the Purchaser.

SCCL will waive this requirement for the Purchaser if and for so long as the Purchaser maintains a minimum long-term credit rating of BBB or higher as assessed by a credit reporting agency nominated by SCCL.

                              LIST OF OMITTED SCHEDULES

          The following Schedules to the Southern Cross Cable Network Capacity Use Agreement have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

          Schedule 1 -  MIU - Points for Bonus Plan

          Schedule 3 -  Part A - Network Description

                        Part B - Phases One and Two

                        Part C - Traffic Paths

          Schedule 5 -  Part A - Capacity Assignment Notice

                        Part B - Capacity Assignment Confirmation Notice

                        Part C - Capacity Reservation Notice

          Schedule 6 -  O & M Cost Sharing Arrangement

          Schedule 7 -  Landing Parties

          Schedule 8 -  Terms of Reference for Assignment, Routing &
                        Restoration Forum

          Schedule 9 -  Operations and Maintenance Forum

          Schedule 10 - Resolution of Disputes